

<ARTICLE> BD
<LEGEND>
This schedule contains summary information extracted from The Ziegler Companies, Inc. and subsidiaries financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                        DEC-31-1998
<PERIOD-END>                             SEP-30-1998
<CASH>                                     4,327,235
<RECEIVABLES>                              6,908,782
<SECURITIES-RESALE>                       19,160,049 <F1>
<SECURITIES-BORROWED>                              0
<INSTRUMENTS-OWNED>                      129,954,744 <F2>
<PP&E>                                    12,194,860
<TOTAL-ASSETS>                           209,037,849
<SHORT-TERM>                              15,359,133 <F3>
<PAYABLES>                                 2,065,742 <F4>
<REPOS-SOLD>                              39,788,000
<SECURITIES-LOANED>                                0
<INSTRUMENTS-SOLD>                        19,373,640
<LONG-TERM>                                7,738,603 <F5>
<PREFERRED-MANDATORY>                              0
<PREFERRED>                                        0
<COMMON>                                   3,544,030
<OTHER-SE>                                46,931,003
<TOTAL-LIABILITY-AND-EQUITY>             209,037,849
<TRADING-REVENUE>                                  0 <F6>
<INTEREST-DIVIDENDS>                       6,664,632
<COMMISSIONS>                                      0 <F6>
<INVESTMENT-BANKING-REVENUES>             35,270,535 <F6>
<FEE-REVENUE>                              6,905,897
<INTEREST-EXPENSE>                         5,473,254
<COMPENSATION>                            30,585,796
<INCOME-PRETAX>                          (1,786,243)
<INCOME-PRE-EXTRAORDINARY>               (1,162,243)
<EXTRAORDINARY>                                    0
<CHANGES>                                          0
<NET-INCOME>                             (1,162,243)
<EPS-PRIMARY>                                  (.49)
<EPS-DILUTED>                                  (.49)

<F1> Short-term investments also includes securities purchased under resale agreements as a short-term investment vehicle.
<F2> Financial instruments includes securities inventory, notes receivable investment in and receivable from affiliates, and other investments.
<F3> Includes short-term notes payable and unsecured notes payable to banks under line of credit agreements.
<F4> Includes payable to customers, payable to broker-dealers, accounts payable, and dividends payable.
<F6> Revenue from investment banking activities also includes revenue from trading activities and commissions.
<F5> Includes bonds payable and notes payable to banks other than line of credit borrowings.



